Exhibit 99.1

THIS ANNOUNCEMENT CONTAINS INSIDE INFORMATION

VAALCO ENERGY ANNOUNCES SUCCESSFUL DRILLING OF NORTH TCHIBALA 2H-ST WELL AND PROVIDES OPERATIONAL UPDATE ON FSO AND FIELD RECONFIGURATION AT ETAME

HOUSTON – September 27, 2022 – VAALCO Energy Inc. (NYSE: EGY; LSE: EGY) ("VAALCO" or the "Company") today announced the successful drilling of the North Tchibala 2H-ST well that was drilled from the Southeast Etame North Tchibala (“SEENT”) platform in the Etame field, offshore Gabon. Additionally, the Company provided an operational update on the Teli Floating Storage and Offloading vessel (“FSO”) installation and field reconfiguration at Etame.

Drilling and Completion Highlights

●	Successfully drilled and cemented 9-5/8-inch casing string with multiple potentially productive sands in the Dentale 18/19 pay zones behind casing;
●	Encountered nearly 100 meters of gross Dentale pay sands (72 meters net), exceeding expectations;
o	The Dentale 18/19 sands initially targeted for production in this well are analogous to Dentale sands previously productive in the North Tchibala field, with similar porosity and permeability;
o	Additional Dentale sands were encountered in the wellbore that can be targeted for testing and production in the future;
●	Preparing to complete the North Tchibala 2H-ST well utilizing a fracture stimulation vessel that will provide support with multiple stimulation and frac-pack operations;
●	Following clean up and stabilization of flow rate, VAALCO expects a stable flow rate by the end of October.

FSO and Field Reconfiguration Highlights

●	Permanently moored the Teli FSO in position and final connections of the production risers that will deliver oil to the Teli from the Etame Platform are in progress;
●

Disconnected and rerouted all except two production lines to the Petroleo Nautipa Floating Production, Storage and Offloading unit (“FPSO”) preparing for decommissioning, demobilization and retirement of service of the FPSO as planned;

●	Installed over 90% of the approximately 5,100 meters of new subsea, flexible pipe for the reconfiguration of the Etame field;
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Installed all new structural deck extensions at the Etame platform and installed all equipment packages required for first oil, allowing the Etame platform to serve as the central processing hub for the Etame field once reconfiguration is complete;

●	Expect completion of all FSO and first oil field reconfiguration activities in the first week of October 2022.

George Maxwell, VAALCO’s Chief Executive Officer, commented, "With the successful drilling of the North Tchibala 2H-ST well that encountered multiple Dentale sands in the wellbore, we are proceeding with completion and fracing in the Dentale 18/19 interval. We expect to have a stabilized flow rate by the end of October, and we are very encouraged with the nearly 100 meters of gross pay sands we encountered during drilling, which exceeded our internal expectations. Once on production, we expect to add new reserves from the 2H-ST well, some of which were not previously in our 2P reserve base. The positive results from this well gives us increasing confidence in targeting the Dentale sand for production at Etame in addition to the Gamba - thereby further increasing the production runway from this high-quality field.”

“Additionally, the FSO hookup and Etame full field reconfiguration are proceeding as planned and we currently expect to have the project completed in October. The new FSO provides us with additional flexibility and has an effective capacity for storage that is 50% larger than our current FPSO. It also reduces our expected storage and offloading costs by 50% which should lead to an extension of the economic field life, resulting in a corresponding increase in recovery and reserves at Etame. We continue to execute on our strategy and remain focused on generating meaningful free cash flow to enhance shareholder value."

About VAALCO

VAALCO, founded in 1985, is a Houston, USA based, independent energy company with production, development and exploration assets in the West African region.

The Company is an established operator within the region, holding a 63.6% participating interest in the Etame Marin block, located offshore Gabon, which to date has produced over 126 million barrels of crude oil and of which the Company is the operator.

For Further Information

VAALCO Energy, Inc. (General and Investor Enquiries)	+00 1 713 623 0801
Website:	www.vaalco.com

Al Petrie Advisors (US Investor Relations)	+00 1 713 543 3422
Al Petrie / Chris Delange

Buchanan (UK Financial PR)	+44 (0) 207 466 5000
Ben Romney / Jon Krinks	VAALCO@buchanan.uk.com

Forward Looking Statements

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this document that address activities, events, plans, expectations, objectives or developments that VAALCO expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements may include statements related to the impact of the COVID-19 pandemic, including the recent sharp decline in the global demand for and resulting global oversupply of crude oil and the resulting steep decline in oil prices, production quotas imposed by Gabon, disruptions in global supply chains, quarantines of our workforce or workforce reductions and other matters related to the pandemic, well results, wells anticipated to be drilled and placed on production, future levels of drilling and operational activity and associated expectations, the implementation of the Company’s business plans and strategy, prospect evaluations, prospective resources and reserve growth, its activities in Equatorial Guinea, expected sources of and potential difficulties in obtaining future capital funding and future liquidity, its ability to restore production in non-producing wells, our ability to find a replacement for the FPSO or to renew the FPSO charter, future operating losses, future changes in crude oil and natural gas prices, future strategic alternatives, future and pending acquisitions, capital expenditures, future drilling plans, acquisition and interpretation of seismic data and costs thereof, negotiations with governments and third parties, timing of the settlement of Gabon income taxes, and expectations regarding processing facilities, production, sales and financial projections. These statements are based on assumptions made by VAALCO based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond VAALCO’s control. These risks include, but are not limited to, crude oil and natural gas price volatility, the impact of production quotas imposed by Gabon in response to production cuts agreed to as a member of OPEC, inflation, general economic conditions, the outbreak of COVID-19, the Company’s success in discovering, developing and producing reserves, production and sales differences due to timing of liftings, decisions by future lenders, the risks associated with liquidity, lack of availability of goods, services and capital, environmental risks, drilling risks, foreign regulatory and operational risks, and regulatory changes.

Investors are cautioned that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. VAALCO disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Inside Information

This announcement contains inside information as defined in Regulation (EU) No. 596/2014 on market abuse which is part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (“MAR”) and is made in accordance with the Company’s obligations under article 17 of MAR. The person responsible for arranging the release of this announcement on behalf of VAALCO is Michael Silver, Corporate Secretary of VAALCO.